Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN FINANCE TRUST ANNOUNCES RELEASE DATE

FOR SECOND QUARTER 2020 RESULTS

NEW YORK – JULY 23, 2020 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today it will release its financial results for the second quarter ended June 30, 2020 on Wednesday, August 5, 2020 after the close of trading on the Nasdaq.

The Company will host a conference call and audio webcast on Thursday, August 6, 2020, beginning at 11:00 a.m. ET, to discuss the second quarter results and provide commentary on business performance. The call will be conducted by AFIN’s management team and a question and answer session with analysts and investors will follow the prepared remarks.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the AFIN website, www.americanfinancetrust.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the AFIN website.

Conference Call Details

This quarter, given the combined high volume of conference calls occurring during this time of year generally and the impact that the COVID-19 virus has had on staffing and capacity at our conference call provider, we anticipate potential delays if you dial in to be connected to the live call. As a result we encourage stockholders and interested parties to join us for the Company’s earnings results discussion via the webcast link. If you choose to dial in to the live call please allow extra time to be connected to the call. Dial in information is below.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial-In: 1-412-317-6061

Canada Dial-In (Toll Free): 1-866-605-3851

Participant Elite Entry Number: 9015192

Conference Replay*

Domestic Dial-In (Toll Free): 1-877-344-7529

International Dial-In: 1-412-317-0088

Canada Dial-In (Toll Free): 1-855-669-9658

Conference Number: 10145431

*Available one hour after the end of the conference call through November 6, 2020.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets and that the information about second quarter 2020 rent collections includes additional rent collected with respect to April and May as compared to previously reported information due to ongoing collection efforts and second quarter 2020 rent collections may not be indicative of any future period, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 7, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063